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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the inclusion in the foregoing Registration Statement on Amendment No. 3 to Form S-1 (File No. 333-167560) of our report dated April 5, 2010 relating to the consolidated balance sheets of Sino Clean Energy, Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations and other comprehensive income (loss), changes in shareholders' equity (deficiency), and cash flows for the years then ended, which appear in the Company's Annual Report on Form 10-K for the fiscal years ended December 31, 2009 and 2008 originally filed with the Securities and Exchange Commission on April 9, 2010. We also consent to the reference to our firm under the caption "Experts".

Weinberg & Company, P.A.

Los Angeles, California
November 18, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM